Exhibit 99.1

Page 1 of 2 – TRX REPORTS SECOND QUARTER 2012 RESULTS

TRX REPORTS SECOND QUARTER 2012 RESULTS

Revenue Mix Drives Adjusted EBITDA Improvement

ATLANTA, 13 AUGUST 2012 — TRX, Inc. (www.trx.com) (OTCQB: TRXI), a world-leading provider of travel technology, process automation, consulting and data services, today reported financial results for the second quarter ended 30 June 2012.

Total revenues excluding client reimbursements for the quarter were $11.6 million, compared with $12.4 million in the second quarter of 2011. Net income was $0.5 million for the second quarter of 2012, compared with a net loss of $(0.5) million for the second quarter of 2011. Net income per diluted share was $0.02 for the second quarter of 2012, compared with a net loss per diluted share of $(0.03) for the second quarter of 2011. Revenues from transaction processing services for the quarter were $8.3 million, compared to $9.2 million in the second quarter of 2011. Revenues from data intelligence services for the quarter were $3.3 million, compared to $3.2 million in the second quarter of 2011.

Adjusted EBITDA was $1.3 million for the quarter, compared to $0.8 million in the second quarter of 2011.

“Our team delivered a strong quarter marked by material progress across our strategic initiatives,” said Shane Hammond, President and CEO of TRX, Inc. “We have invested in features, scale, and stability across all of our products, and we have generated exciting growth opportunities through both our direct sales efforts and through our alliances with partners in the industry. We capped off a productive summer at the Global Business Travel Association convention, the business travel event of the year, with our best event in history, leaving us excited about our near term future.”

David Cathcart, CFO, added, “I am pleased with our Adjusted EBITDA improvement versus prior year, indicative of the strategic shift in our revenue mix to more profitable products. Additionally, revenues from our transaction processing services remain steady while continuing to reflect the sale of our booking product in the fourth quarter of 2011.”

Based on management’s expectations, TRX reaffirmed the calendar year 2012 financial guidance provided earlier in the year as follows:

•	Revenues of $45 to $47 million

•	Adjusted EBITDA of $4.5 to $5.5 million

Use of Non-GAAP Financial Measures

TRX provides financial measures and terms not calculated in accordance with accounting principles generally accepted in the United States (GAAP). Presentation of non-GAAP measures such as EBITDA, Adjusted EBITDA and Free Cash Flow provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our performance. These non-GAAP measures provide a baseline for assessing the Company’s future earnings expectations. TRX management uses these non-GAAP measures for the same purpose. The non-GAAP measures included in this release are provided to give investors access to the types of measures that we use in analyzing our results.

EBITDA consists of GAAP net income adjusted for the items included in the accompanying reconciliation. EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period to period changes in the cost associated with capital investments, interest expense and taxes. Adjusted EBITDA consists of EBITDA adjusted for the items included in the accompanying reconciliation. EBITDA and Adjusted EBITDA do not give effect to the cash the Company must use to service its debt or pay its income taxes and thus do not reflect the funds generated from operations or actually available for capital expenditures.

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Copyright 2012 TRX, Inc. All rights reserved.

Page 2 of 2 – TRX REPORTS SECOND QUARTER 2012 RESULTS

Free Cash Flow consists of GAAP cash flow from operating activities minus capital expenditures. Free Cash Flow provides a useful indicator about the Company’s ability to fund its operations and repay its debts.

TRX’s calculation of EBITDA, Adjusted EBITDA and Free Cash Flow are not necessarily comparable to similarly titled measures reported by other companies. These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Schedules that reconcile EBITDA and Adjusted EBITDA to GAAP net income and Free Cash Flow to Net Cash Provided by Operations are included with this release.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially, including but not limited to, the loss of key clients, volatility in the number of transactions we service, failure or interruptions of our software, hardware and other systems, industry declines, competitive pressures and other risks, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011.

Forward-looking statements are predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. TRX, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

Pre-recorded Call Information

After the earnings release has been furnished to the SEC, a pre-recorded call, together with a slide presentation offering additional comments on the quarter will be available to all investors at www.trx.com under the Investors section of the website, both as a webcast and in the form of transcript. An archived webcast, transcript and slide presentation will remain available on the Company’s website for approximately 90 days.

About TRX

TRX is a world-leading travel technology and data services provider, offering more than 20 software-as-a-service utilities for enabling profile and itinerary management, reservation processing, data intelligence, and process automation. We deliver our technology applications in an on-demand environment to travel agencies, corporations, travel suppliers, government agencies, credit card associations, credit card issuing banks, and third-party administrators. We provide patented savings maximization solutions via our travel analytics consulting practice, extending spend management services to travel buyers all over the world. We complement all of these offerings with a global workforce focused on travel process automation and reengineering. For more information about TRX or to contact a TRX sales office, phone 404.929.6100 or visit the Company’s website at www.trx.com.

Investor Contacts:	David Cathcart
Chief Financial Officer, TRX, Inc.
(404) 929-6154

Media Contacts:	John Broaddus
Vice President, Sales and Marketing, TRX, Inc.
(404) 417-7197

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Copyright 2012 TRX, Inc. All rights reserved.

TRX, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
REVENUES:
Transaction processing	$8,286	$9,179	$16,914	$19,174
Data intelligence	3,267	3,198	6,562	5,628

Transaction and other revenues	11,553	12,377	23,476	24,802
Client reimbursements	67	32	124	205

Total revenues	11,620	12,409	23,600	25,007

EXPENSES:
Operating	7,420	8,034	15,196	15,836
Selling, general and administrative	2,158	2,713	4,558	4,794
Technology development	711	856	1,524	1,675
Client reimbursements	67	32	124	205
Impairment of goodwill	—	88	6	152
Gain on disposal of assets	—	—	(384)	—
Depreciation and amortization	637	1,002	1,266	1,997

Total expenses	10,993	12,725	22,290	24,659

OPERATING INCOME (LOSS)	627	(316)	1,310	348

INTEREST (EXPENSE) INCOME:
Interest income	3	8	13	10
Interest expense	(68)	(119)	(165)	(252)

Total interest expense, net	(65)	(111)	(152)	(242)

INCOME (LOSS) BEFORE INCOME TAXES	562	(427)	1,158	106

INCOME TAX PROVISION	92	76	226	239

NET INCOME (LOSS)	$470	$(503)	$932	$(133)

Net Income (Loss) per Share
Basic	$0.03	$(0.03)	$0.05	$(0.01)
Diluted	$0.02	$(0.03)	$0.05	$(0.01)

Weighted Average Shares Outstanding
Basic	18,523	18,470	18,519	18,468
Diluted	18,966	18,470	18,970	18,468

Other Data:
Adjusted EBITDA	$1,294	$801	$2,645	$2,544
Capital expenditures	$403	$385	$801	$889

	As of June 30, 2012	As of December 31, 2011
Consolidated Balance Sheet and Cash Flow Data:
Cash and cash equivalents	$1,173	$2,153
Total shareholders’ equity	$1,431	$429

	Six Months Ended June 30,
	2012	2011
Free cash flow	$(2,083)	$1,560

TRX, INC. AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES

TO NON-GAAP FINANCIAL MEASURES

(In thousands)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net income (loss)	$470	$(503)	$932	$(133)
Depreciation and amortization	637	1,002	1,266	1,997
Interest expense, net	65	111	152	242
Income tax provision	92	76	226	239

EBITDA	1,264	686	2,576	2,345
Impairment of goodwill	—	88	6	152
Stock compensation expense	30	27	63	47

Adjusted EBITDA	$1,294	$801	$2,645	$2,544

Reconciliation of Net Cash (Used in) Provided by Operations to Free Cash Flow

	Six Months Ended June 30,
	2012	2011
Net cash (used in) provided by operating activities	$(1,282)	$2,449
Capital expenditures	(801)	(889)

Free cash flow	$(2,083)	$1,560